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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC 20549

                                  FORM 8-K

                               CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 2, 1999

                           OSAGE SYSTEMS GROUP, INC.
                           -------------------------
             (Exact name of registrant as specified in its charter)

   Delaware                     0-22808                 95-4374983
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(State or other          (Commission File No.)       (IRS Employer
jurisdiction of                                       Identification No.)
incorporation)
                         1661 East Camelback Road
                                 Suite 245
                            Phoenix, AZ 85016
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                  (Address of principal executive office)

Registrant's telephone number, including area code: (602) 274-1299
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ITEM 6. RESIGNATION OF REGISTRANT'S DIRECTOR'S


     a) Effective as of September 2, 1999, Phil Carter, Director and Chief Operating Officer of Registrant, resigned as a Director of Registrant's Board of Directors by written registration dated August 31, 1999, without requesting that the reasons for his resignation be disclosed.

     b) Effective as of September 3, 1999, George Knight, Director and Member of Registrant's Audit Committee, resigned by written resignation dated August 31, 1999, without requesting that the reasons for his resignation be disclosed.

     c) The vacancies created by the resignations of Phil Carter and George Knight have not yet been filled by Registrant's Board of Directors as of the date of this Report on Form 8-K, but Registrant is making arrangements to fill these two vacancies with two persons at least one of whom will be outside the Company, in conformance with American Stock Exchange requirements relating to "outside directors", as Registrant currently has one outside director serving on its Board.

     d) Both resignations were prompted by recent published disclosures concerning the intentions of the Registrant's executive management team to resign, and the later public disclosures rescinding such plans. The executive management team comprises Jack Leadbeater, David Olson and John Iorillo, who continue to occupy their positions as Registrant's Chief Executive Officer, President and Chief Financial Officer, respectively.

                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             OSAGE SYSTEMS GROUP, INC.


                                             By: /s/ Jack Leadbeater
                                                ----------------------
                                                Jack Leadbeater
                                                Chief Executive Officer




                                             Date: September 16, 1999